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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 Nos. 033-63359, 333-64977, 333-66419, 333-73188, 333-101282 and 333-109892
of G&K Services, Inc. and in the related Prospectuses of our reports dated September 7, 2005, with respect to the consolidated financial statements and schedule of G&K Services, Inc.'s, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of G&K Services, Inc. included in this Form 10-K for the year ended July 2, 2005.

/s/ Ernst & Young LLP
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Ernst & Young LLP

Minneapolis, Minnesota
September 14, 2005